                                   Ambac Financial Group, Inc.
                                   One State Street Plaza
                                   New York, NY 10004
                                   212.668.0340


                                                                    News Release

                                                           For Immediate Release

                                          Investor/Media Contact: Brian S. Moore
                                                                  (212) 208-3333
                                                                bmoore@ambac.com
                                                         Web site: www.ambac.com

[LOGO] Ambac

                    AMBAC FINANCIAL GROUP, INC.  ANNOUNCES
              SECOND QUARTER NET INCOME OF $107.6 MILLION, UP 16%

        Second Quarter Operating Earnings Per Diluted Share/(1)/ up 9%,
                  Core Earnings Per Diluted Share/(1)/ Up 9%

       Second Quarter Adjusted Gross Premiums Written/(2)/ Increase 44%



NEW YORK, July 18, 2001--Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced second quarter 2001 net income of $107.6 million or $0.99 per diluted share. This represents a 16% increase from second quarter 2000 net income of $92.6 million and a 14% increase in net income per diluted share from $0.87 in the second quarter 2000.

Commenting on the results, Ambac Chairman and CEO Phillip B. Lassiter noted, "It was an exceptional quarter in terms of business generated, as evidenced by the new high water mark established for premiums written. We are seeing excellent demand for our services across all of our sectors with domestic public finance enjoying the strongest business flow in quite some time. The overall outlook remains very positive."

                                   --MORE--

Ambac Second Quarter 2001 Earnings/2

Earnings Per Diluted Share
--------------------------

In addition to net income, Ambac presents operating earnings and core earnings, as discussed in Footnote 1. These measures, though not substitutes for net income, are useful for analysis in that they eliminate certain items, such as realized gains and losses, the effect of refundings and calls and certain non-recurring items, to highlight the more consistent elements of earnings.

For the second quarter of 2001, operating earnings were $107.2 million, up 11% from the $96.6 million in operating earnings for the second quarter of 2000. Core earnings for the second quarter of 2001 were $101.2 million, an increase of 12% from $90.7 million in core earnings for the second quarter of 2000.


The following table shows net income, operating earnings and core earnings, all per diluted share:


                                    Table I

                                                 Second Quarter             Six Months
                                                               %                         %
                                            2001    2000     Change    2001    2000    Change
                                           -----    ----     ------    ----    ----    ------
     Net income per diluted share          $0.99    $0.87     +14%     $1.88   $1.67    +13%
     Operating earnings per diluted share  $0.98    $0.90      +9%     $1.90   $1.71    +11%
     Core earnings per diluted share       $0.93    $0.85      +9%     $1.81   $1.63    +11%

Revenues
--------

Total revenues in the second quarter of 2001 were $179.5 million, an increase of 14% from $157.5 million in revenues for the second quarter of 2000.


Highlights

 . Adjusted gross premiums written(2) in the second quarter of 2001 were $307.8 million, up 44% from $214.2 million in the second quarter of 2000. This was a record quarter for adjusted gross premiums written. A substantial increase in municipal and structured finance adjusted gross premiums written was partially offset by a decline in international finance adjusted gross premiums written.

   On the municipal side, Ambac benefited from increased municipal volume resulting from the lower interest rate environment. Included in the overall mix of insured municipal issues were several large transportation deals and several high-quality health care issues. The structured business was again dominated by consumer asset-backed transactions, including mortgage-

                                    --MORE-

Ambac Second Quarter 2001 Earnings/3

   backed deals and auto rental securitizations. Though international premiums written declined, the comparison in part reflects the fact that the second quarter 2000 included an unusually large securitization issue in the UK. International premiums in the second quarter 2001 included a number of utilities and a PFI (Private Finance Initiative) transaction in the UK.

A breakdown of adjusted gross premiums written by market sector is included below as Table II.


                                   Table II
                       Adjusted Gross Premiums Written *

     $-millions                       Second Quarter                      Six Months
                                                        %                                 %
                                2001        2000      Change       2001       2000      Change
                                ----        ----      ------       ----       ----      ------
Municipal Finance              $145.1      $ 39.2      +270%      $193.4     $ 69.3      +179%
Structured Finance               79.5        65.9       +21%       133.3      122.7        +9%
International                    83.2       109.1       -24%       138.8      142.7        -3%
                               ------      ------                 ------     ------
     Total                     $307.8      $214.2       +44%      $465.5     $334.7       +39%

* The definition of adjusted gross premiums has been revised and the prior period has been restated. See Note 2.


 . Net premiums written in the second quarter of 2001 of $212.9 million were 123% higher than net premiums written of $95.4 million in the same period of 2000. The large increase resulted not only from business written during the quarter but also from the build-up of installment premium collection. Installment premiums grew by 29% from $46.2 million in the second quarter 2000 to $59.8 million in the second quarter 2001. Gross premiums written for the second quarter of 2001 were offset by $23.8 million in ceded premiums. In the second quarter of 2000, ceded premiums were $26.2 million.

   Net premiums written for the six months of 2001 of $309.9 million were 109% higher than net premiums written of $148.6 million in the same period of 2000.

 . Net premiums earned for the second quarter of 2001 were $93.4 million, which represented a 15% increase from the $80.9 million earned in the second quarter of 2000. Net premiums earned increased for all market segments, though increases were most pronounced in the international and structured finance businesses. As these businesses have developed, they have become a more significant component of total premiums earned. As base amounts of premiums earned have risen, relative growth rates have slowed.

   Net premiums earned include accelerated premiums, which result from refundings and calls recognized during the quarter. Accelerated premiums were $10.6 million in the second quarter of 2001 (which had a net income per diluted share effect of $0.06), up 3% from $10.4

                                   --MORE--

Ambac Second Quarter 2001 Earnings /4

   million (also $0.06 per diluted share) in accelerated premiums in the second quarter of 2000. Though the relative increase in accelerated premiums appears small, the second quarter 2001 figure actually reflects the overall increase in municipal refunding volume during the quarter. Of the $10.4 million in accelerated premiums recognized in the second quarter 2000, $7.5 million resulted from a review of the insured book of business that targeted issues that had been refunded in prior years.

   Net premiums earned for the six months of 2001 were $178.5 million, which represented a 17% increase from the $152.1 million earned in the first half of 2000. Accelerated premiums were $16.7 million for the first six months of 2001 (which had a net income per diluted share effect of $0.09), up 11% from $15.0 million ($0.08 per diluted share) in accelerated premiums for the first six months of 2000.


A breakdown of normal net premiums earned by market sector is included below as Table III. Normal net premiums earned exclude accelerated premiums that result from refundings and calls.


                                   Table III
                          Normal Net Premiums Earned


     $-millions                        Second Quarter                    Six Months
                                                         %                                %
                                2001        2000       Change      2001      2000       Change
                                ----        ----      -------      ----      -----      ------
Municipal Finance               $36.5       $33.8        +8%      $ 72.0     $ 67.6       +7%
Structured Finance               32.0        25.6       +25%        62.0       48.6      +28%
International                    14.3        11.2       +28%        27.8       20.9      +33%
                                -----       -----                 ------     ------
Total                           $82.8       $70.6       +17%      $161.8     $137.1      +18%


 . Net fees and other premiums earned which includes revenues from structured credit derivative transactions, were $8.0 million in the second quarter 2001, up 248% from the $2.3 million for the second quarter of 2000. Income related to structured credit derivatives was positively impacted by a $0.7 million mark-to-market gain in the second quarter 2001. Income related to structured credit derivatives was adversely impacted by a mark-to-market loss of $1.3 million in the second quarter 2000.

   Net fees and other premiums earned were $13.1 million in the first half of 2001, up 162% from the $5.0 million in the first half of 2000.

 . Net investment income for the second quarter of 2001 was $65.1 million, representing an increase of 11% from $58.9 million in the comparable period of 2000. This increase was due

                                   --MORE--

Ambac Second Quarter 2001 Earnings /5

   primarily to the growth in the investment portfolio from ongoing operations, partially offset by a lower reinvestment rate due to the current interest rate environment.

   Net investment income for the first six months of 2001 was $129.5 million, representing an increase of 11% from $116.5 million in the comparable period of 2000.

 . Financial services revenues, excluding realized gains and losses, were $11.8 million in the second quarter of 2001, down 44% from the $21.1 million in revenues for the second quarter of 2000. The sharp decline stemmed mainly from the fact that the second quarter of 2000 was an unusually strong quarter for the swap business, with several municipal interest rate swap transactions closed during that period. In addition, investment agreement revenue has declined due to lower volume and interest rate spreads.

   Financial services revenues, excluding realized gains and losses, were $26.2 million in the first half of 2001, down 26% from the $35.6 million in revenues for the first half of 2000.


Expenses
--------

Highlights

 . Financial guarantee expenses of $22.2 million for the second quarter of 2001 increased by 27% over the $17.5 million of expenses for the same quarter of 2000. This increase was due to higher compensation costs and increased loss and loss adjustment expenses.

   Financial guarantee expenses of $43.5 million for the first six months of 2001 increased by 27% over the $34.2 million of expenses for the same period of 2000.

 . Financial services expenses for the second quarter of 2001 of $6.0 million declined by 5% from $6.3 million in expenses for the second quarter of 2000.

   Financial services expenses for the first half of 2001 of $11.6 million decreased by 9% from $12.8 million in expenses for the first half of 2000.


Other Items
-----------

 .  Total net realized gains for the second quarter of 2001 were $0.7 million.
   For the second quarter of 2000 net realized losses were $6.2 million.

 . Interest expense for the second quarter of 2001 was $9.5 million, relatively flat from 2000.

                                   --MORE--

Ambac Second Quarter 2001 Earnings /6

Balance Sheet
-------------

Highlights


 . Total assets as of June 30, 2001 were $10.81 billion, up 7% from total assets of $10.12 billion at December 31, 2000. As of June 30, 2001, stockholders' equity was $2.79 billion, a 7% increase from year-end 2000 stockholders' equity of $2.60 billion. The increase stemmed primarily from net income during the period.

Increased Cash Dividend Declared
--------------------------------

At its July 2001 Board meeting, the Board of Directors of Ambac Financial Group Inc. approved a 13% increase in the regular quarterly cash dividend from $0.08 to $0.09 per share of common stock. The dividend is payable on September 5, 2001 to stockholders of record on August 10, 2001. Ambac has declared an increased cash dividend in every year since going public in 1991.


Forward-Looking Statements
--------------------------

In his remarks, the Chairman made statements about our future results that may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution you that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the factors that could cause actual results to differ materially are (1) changes in the economic, credit, or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; and (6) other risks and uncertainties that have not been identified at this time. We undertake no obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.


                              *******************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of municipal and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc. and Rating and Investment Information, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

                             ********************

                                   --MORE--

Ambac Second Quarter 2001 Earnings /6


Footnotes
---------

Note: Common stock data has been retroactively adjusted to reflect the three-for-two stock split effective December 12, 2000.

(1) Core earnings and operating earnings are not substitutes for net income computed in accordance with accounting principles generally accepted in the United States of America (GAAP), but are important measures used by management, equity analysts and investors to measure Ambac's financial results. The Company defines operating earnings as net income, less the effect of realized gains and losses and certain non-recurring items. Core earnings, which Ambac reports as analytical data, is defined as operating earnings less net insurance premiums earned from refundings and calls. The definitions of operating earnings and core earnings used by Ambac may differ from definitions of operating earnings and core earnings used by other public holding companies of financial guarantors.

(2) Adjusted gross premiums written, which is not promulgated under GAAP, is used by management, equity analysts and investors to measure Ambac's financial results. Adjusted gross premiums written, which Ambac reports as analytical data, are defined as gross (direct and assumed) up-front premiums written plus the present value of estimated installment premiums written on insurance policies and structured credit derivatives issued in the period. Previously, adjusted gross premiums written was net of premiums related to international deals that were ceded to MBIA Insurance Corporation pursuant to a joint venture that ceased during 2000. Prior period amounts have been restated. The definition of adjusted gross premiums written used by Ambac may differ from definitions of adjusted gross premiums written used by other public holding companies of financial guarantors.

                                   --MORE--

                 Ambac Financial Group, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For the Periods Ended June 30, 2001 and 2000
                   (Dollars in Thousands Except Share Data)

                                                                  Three Months Ended                      Six Months Ended
                                                                       June 30,                               June 30,
                                                           ---------------------------------       ------------------------------
                                                                2001                2000                2001             2000
                                                           ---------------------------------       ------------------------------
Revenues:
  Financial Guarantee:
     Gross premiums written                                $     236,668       $     121,669       $     346,335    $     191,007
     Ceded premiums written                                      (23,767)            (26,247)            (36,468)         (42,374)
                                                           -------------       -------------       -------------    -------------
       Net premiums written                                $     212,901       $      95,422       $     309,867    $     148,633
                                                           =============       =============       =============    =============

     Net premiums earned                                   $      93,412       $      80,921       $     178,528    $     152,079
     Net fees and other premiums earned                            7,971               2,301              13,100            5,048
     Net investment income                                        65,058              58,902             129,534          116,533
     Net realized gains (losses)                                     658                 922              (3,624)             432
  Financial Services:
     Revenue                                                      11,767              21,127              26,226           35,569
     Net realized gains (losses)                                       -              (7,090)              1,065           (7,271)
  Other:
     Revenue                                                         678                 438               2,307            1,005
                                                           -------------       -------------       -------------    -------------

       Total revenues                                            179,544             157,521             347,136          303,395
                                                           -------------       -------------       -------------    -------------

Expenses:
  Financial Guarantee:
     Losses and loss adjustment expenses                           4,800               3,600               9,400            6,849
     Underwriting and operating expenses                          17,426              13,876              34,069           27,354
  Financial Services                                               5,973               6,276              11,604           12,755
  Interest                                                         9,485               9,380              18,968           18,759
  Other                                                            1,714               2,219               3,451            3,414
                                                           -------------       -------------       -------------    -------------

       Total expenses                                             39,398              35,351              77,492           69,131
                                                           -------------       -------------       -------------    -------------

Income before income taxes                                       140,146             122,170             269,644          234,264
Provision for income taxes                                        32,509              29,530              64,084           55,986
                                                           -------------       -------------       -------------    -------------

Income before accounting change                                  107,637              92,640             205,560          178,278
Cumulative effect of accounting change
 (net of income taxes of $219)                                         -                   -                (408)               -
                                                           -------------       -------------       -------------    -------------

       Net income                                          $     107,637       $     92,640        $     205,152    $     178,278
                                                           =============       =============       =============    =============

Net income per share:
       Basic                                               $        1.02       $        0.88       $        1.94    $        1.70
                                                           =============       =============       =============    =============

       Diluted                                             $        0.99       $        0.87       $        1.88    $        1.67
                                                           =============       =============       =============    =============

Weighted average number of common shares outstanding:

       Basic                                                 105,816,151         104,743,016         105,739,608      104,768,535
                                                           =============       =============       =============    =============

       Diluted                                               109,051,506         106,889,822         108,954,037      106,825,926
                                                           =============       =============       =============    =============

                 Ambac Financial Group, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                      June 30, 2001 and December 31, 2000
                   (Dollars in Thousands Except Share Data)

                                                                                  June 30, 2001        December 31, 2000
                                                                                  -------------        -----------------
                                                                                   (unaudited)
Assets
------

Investments:
     Fixed income securities, at fair value
            (amortized cost of $7,457,931 in 2001 and $6,743,450 in 2000)          $  7,543,512           $  6,825,152
     Fixed income securities pledged as collateral, at fair value
            (amortized cost of $1,338,850 in 2001 and $1,238,401 in 2000)             1,340,798              1,239,349
     Short-term investments, at cost (approximates fair value)                          217,090                253,519
     Other                                                                                2,340                  5,852
                                                                                   ------------           ------------
            Total investments                                                         9,103,740              8,323,872

Cash                                                                                     35,217                 20,493
Cash pledged as collateral                                                                    -                 24,935
Securities purchased under agreements to resell                                         134,448                255,786
Receivable for investment agreements                                                     65,212                  6,663
Receivable for securities sold                                                              551                  1,926
Investment income due and accrued                                                       114,910                130,692
Reinsurance recoverable                                                                   1,919                  1,091
Prepaid reinsurance                                                                     246,538                242,604
Deferred acquisition costs                                                              165,134                153,424
Loans                                                                                   691,261                695,251
Other assets                                                                            250,086                263,563
                                                                                   ------------           ------------
            Total assets                                                           $ 10,809,016           $ 10,120,300
                                                                                   ============           ============

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
     Unearned premiums                                                             $  1,681,159           $  1,546,290
     Losses and loss adjustment expense reserve                                         141,898                132,445
     Ceded reinsurance balances payable                                                  12,740                 10,892
     Obligations under investment and payment agreements                              3,510,236              3,509,049
     Obligations under investment repurchase agreements                               1,580,433              1,383,882
     Deferred income taxes                                                              119,530                106,035
     Current income taxes                                                                25,339                 25,628
     Debentures                                                                         424,094                424,061
     Accrued interest payable                                                            71,584                 90,575
     Other liabilities                                                                  272,252                291,394
     Payable for securities purchased                                                   179,987                  3,935
                                                                                   ------------           ------------
            Total liabilities                                                         8,019,252              7,524,186
                                                                                   ------------           ------------

Stockholders' equity:
     Preferred stock                                                                          -                      -
     Common stock                                                                         1,060                  1,060
     Additional paid-in capital                                                         540,026                533,558
     Accumulated other comprehensive income                                              44,222                 45,154
     Retained earnings                                                                2,212,762              2,035,209
     Common stock held in treasury at cost                                               (8,306)               (18,867)
                                                                                   ------------           ------------
            Total stockholders' equity                                                2,789,764              2,596,114
                                                                                   ------------           ------------
            Total liabilities and stockholders' equity                             $ 10,809,016           $ 10,120,300
                                                                                   ============           ============

Number of shares outstanding (net of treasury shares)                               105,858,533            105,550,605
                                                                                   ============           ============
Book value per share                                                               $      26.35           $      24.60
                                                                                   ============           ============

                 Ambac Financial Group, Inc. and Subsidiaries
        Supplemental Analytical Data: Components of Core Earnings /(1)/
                 For The Periods Ended June 30, 2001 and 2000


                                                       Three Months Ended              Six Months Ended
                                                            June 30,                       June 30,
                                                  ----------------------------    ----------------------------
                                                      2001            2000            2001            2000
                                                  -----------     ------------    -----------     ------------
Net income                                         $  107,637       $   92,640     $  205,152      $   178,278
Adjustments:
  Net realized (gains) losses                            (428)           4,009          1,663            4,445
  Non-recurring items                                       -                -            408                -
                                                   ----------       ----------     ----------      -----------

Operating earnings                                    107,209           96,649        207,223          182,723

  Refundings, calls and other accelerations            (6,057)          (5,905)        (9,529)          (8,530)
                                                   ----------       ----------     ----------      -----------

Core earnings                                      $  101,152       $   90,744     $  197,694      $   174,193
                                                   ==========       ==========     ==========      ===========


                 Ambac Financial Group, Inc. and Subsidiaries
Supplemental Analytical Data: Components of Adjusted Book Value Per Share /(2)/
                      June 30, 2001 and December 31,2000


                                                         June 30,  December 31,
                                                           2001        2000
                                                           ----        ----

Book value                                                $26.35      $24.60
After-tax value of:
    Net unearned premium reserve less
      deferred acquisition costs                            7.80        7.07
    Present value of future installment premiums            5.35        4.71
    Unrealized loss on investment
      agreement liabilities                                (0.08)      (0.03)
                                                          ------      ------

Adjusted book value                                       $39.42      $36.35
                                                          ======      ======


(1)  See footnote (1) in July 18, 2001 press release.
(2) Adjusted book value (ABV), which is not promulgated under GAAP, is used by management, equity analysts and investors as a measurement of the Company's intrinsic value with no benefit given for ongoing business activity. Management derives ABV by beginning with stockholders' equity (book value) and adding or subtracting the after-tax value of: the net unearned premium reserve; deferred acquisition costs; the present value of estimated net future installment premiums; and the unrealized gain or loss on investment agreement liabilities. These adjustments will not be realized until future periods and may differ materially from the amounts used in determining ABV. The definition of ABV used by the Company may differ from definitions of ABV used by other public holding companies of financial guarantee insurers.

                          Ambac Assurance Corporation
         Statutory Accounting, Financial and Capital Information /(1)/
                      June 30, 2001 and December 31, 2000
                     (Dollars in Thousands, Except Ratios)

                                                                 June 30,      December 31,
                                                                   2001            2000
                                                               ------------    ------------
Capital and Claim-Paying Resources:
    Contingency reserve                                        $  1,167,124    $  1,080,748
    Capital and surplus                                           1,725,254       1,655,151
                                                               ------------    ------------
       Qualified statutory capital                                2,892,378       2,735,899

    Unearned premiums                                             1,765,731       1,615,422
    Losses and loss adjustment expenses                              36,875          31,034
                                                               ------------    ------------
       Policyholders' reserves                                    4,694,984       4,382,355

       Third party capital support /(2)/                            800,000         800,000
       Present value of future installment premiums                 871,450         763,882
                                                               ------------    ------------

       Total claims-paying resources                           $  6,366,434    $  5,946,237
                                                               ============    ============

    Net financial guarantees in force                          $447,975,474    $418,385,960

    Capital ratio /(3)/                                               155:1           153:1

    Financial resources ratio /(4)/                                    70:1            70:1

(1) Statutory accounting information for Ambac Assurance Corporation and Connie Lee Insurance Company are combined for purposes of this schedule. Qualified statutory capital for Ambac Assurance, on a stand alone basis, as of June 30, 2001 and December 31, 2000 are $2.871 billion and $2.716 billion, respectively.
(2) Third party capital support represents a limited recourse irrevocable line of credit with a group of high quality banks.
(3) Capital ratio is net financial guarantees in force divided by qualified statutory capital.
(4) Financial resources ratio is net financial guarantees in force divided by total claims-paying resources.

                          Ambac Assurance Corporation
                          Capitalization Table - GAAP
                      June 30, 2001 and December 31, 2000
                             (Dollars in Millions)


The following table sets forth Ambac Assurance's consolidated capitalization as of June 30, 2001 and December 31, 2000, respectively, on the basis of accounting principles generally accepted in the United States of America.

                                                               June 30,      December 31,
                                                                 2001            2000
                                                            -------------    ------------
                                                             (unaudited)

     Unearned premiums                                         $   1,691       $    1,556
     Other liabilities                                               695              581
                                                               ---------       ----------
                                                                   2,386            2,137
                                                               ---------       ----------

     Stockholder's equity:
           Common stock                                               82               82
           Additional paid-in capital                                760              760
           Accumulated other comprehensive income                     77               82
           Retained earnings                                       2,180            2,002
                                                               ---------       ----------
     Total stockholder's equity                                    3,099            2,926
                                                               ---------       ----------
     Total liabilities and stockholder's equity                $   5,485       $    5,063
                                                               =========       ==========